FS ENERGY AND POWER FUND 8-K

Exhibit 10.6

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated as of November 6, 2015 (together with all amendments, modifications, restatements or supplements, if any, from time to time hereto, this “Agreement”) is made and entered into by and between FS ENERGY AND POWER FUND, a Delaware statutory trust (“FSEP” or the “Pledgor”), and FORTRESS CREDIT CO LLC, in its capacity as Administrative Agent for Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan and Security Agreement, dated as of the date hereof, by and among FOXFIELDS FUNDING LLC, a Delaware limited liability company (“Company”), the other Loan Parties party thereto from time to time, Administrative Agent and the Persons signatory thereto from time to time as Lenders (including all exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), the Lenders have agreed to make certain Term Loans to Company;

WHEREAS, Pledgor is the record and beneficial owner of the Capital Stock of Company listed on Schedule I hereto;

WHEREAS, as the sole shareholder of Company, Pledgor benefits from the credit facilities made available to Company under the Loan Agreement; and

WHEREAS, in order to induce Administrative Agent and Lenders to make the Term Loans to Company as provided for in the Loan Agreement, Pledgor has agreed to (i) enter into that certain Guaranty, dated as of the Closing Date, made by FSEP in favor of Administrative Agent (the “FSEP Guaranty”) and (ii) pledge the Pledged Collateral to Administrative Agent in accordance herewith.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Term Loans under the Loan Agreement, it is agreed as follows:

1.              Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Pledged Collateral” has the meaning assigned to such term in Section 2 hereof.

“Pledged Shares” means the Capital Stock of Company listed on Schedule I hereto.

“Secured Obligations” has the meaning assigned to such term in Section 3 hereof.

2.              Pledge. Pledgor hereby pledges to Administrative Agent, and grants to Administrative Agent for itself and the benefit of Lenders, a first priority security interest (subject to Permitted Liens) in all of the following (collectively, the “Pledged Collateral”):

(a)          the Pledged Shares and any certificates representing the Pledged Shares, and, other than Permitted Distributions, all dividends, distributions, Cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)          any additional Capital Stock of Company from time to time acquired by Pledgor in any manner (which Capital Stock shall be deemed to be part of the Pledged Shares), and any certificates representing such additional Capital Stock, and, other than Permitted Distributions, all dividends, distributions, Cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock.

3.              Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations, including the Guaranteed Obligations (as defined in the FSEP Guaranty), of any kind under or in connection with the Loan Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement, in each case, including, without limitation, all reasonable, documented and out-of-pocket fees, costs and expenses to the extent required to be reimbursed pursuant to Section 12.04 of the Loan Agreement (collectively, the “Secured Obligations”).

4.              Delivery of Pledged Collateral. The certificates evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Administrative Agent, for itself and the benefit of Lenders, pursuant hereto. All such certificates shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent.

5.              Representations and Warranties. Pledgor represents and warrants to Administrative Agent that:

(a)         Pledgor is the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement and Permitted Liens;

(b)          All of the Pledged Shares have been duly authorized and validly issued;

(c)          Pledgor has the right and requisite authority to Grant a security interest in the Pledged Collateral pledged by Pledgor to Administrative Agent as provided herein;

(d)          None of the Pledged Shares has been issued or transferred in material violation of the securities registration, securities disclosure or similar Laws of any jurisdiction to which such issuance or transfer may be subject;

(e)          All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

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(f)          No Consent(s) and/or Other Action of any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Administrative Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (x) as may be required in connection with such disposition by Laws affecting the offering and sale of securities generally or (y) the consents described in Section 6.15 of the Loan Agreement;

(g)          Delivery of the Pledged Collateral hereunder pursuant to the terms of Section 4 of this Agreement will create a valid first priority perfected security interest (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of Administrative Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations;

(h)          This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at Law;

(i)           The Pledged Shares constitute 100% of the issued and outstanding Capital Stock of Company;

(j)           (i) Pledgor’s name as it appears in official filings in the state of its organization is FS Energy and Power Fund, (ii) Pledgor is a Delaware statutory trust and (iii) Pledgor has only one state of organization;

(k)          The Pledged Collateral constitutes a “security” within the meaning set forth in Section 8-103 of the UCC;

(l)           None of the Pledged Collateral is an investment company security; and

(m)         None of the Pledged Collateral is dealt in or traded on securities exchanges or in securities markets.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

6.              Covenants. Pledgor covenants and agrees that until the indefeasible payment in full in Cash of all Secured Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims):

(a)          Without the prior written consent of Administrative Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Loan Agreement (including with respect to Permitted Distributions thereunder);

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(b)         Pledgor will, at its expense, promptly execute, acknowledge and deliver all such agreements, documents and/or instruments and take all such actions, in each case, as Administrative Agent from time to time may reasonably request in order to perfect the security interest Granted to the Administrative Agent, for the benefit of the Lenders, in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary UCC financing statements, which Administrative Agent is authorized to file without the signature of Pledgor;

(c)          [Intentionally Reserved]

(d)         Pledgor will, upon obtaining ownership of any additional Capital Stock of Company, which Capital Stock is not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Administrative Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) in respect of any such additional Capital Stock, pursuant to which Pledgor shall pledge to Administrative Agent all of such additional Capital Stock. Pledgor hereby authorizes Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Administrative Agent shall for all purposes hereunder be considered Pledged Collateral. Notwithstanding the foregoing, Pledgor agrees that the security interest of Administrative Agent shall attach to all Pledged Collateral immediately upon Pledgor’s acquisition of rights therein and shall not be affected by the failure of Pledgor to deliver a Pledge Amendment as required hereby;

(e)          Pledgor shall not change Pledgor’s name, identity, corporate structure, sole place of business, chief executive office, type of organization or jurisdiction of organization, or establish any trade names unless Pledgor shall have (A) notified Administrative Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, type of organization, jurisdiction of organization, or trade name and providing such other information in connection therewith as Administrative Agent may reasonably request and (B) taken all actions necessary to maintain the continuous validity and perfection of Administrative Agent’s security interest in the Pledged Collateral Granted hereby;

(f)          Pledgor shall take all actions necessary to ensure that (i) the Pledged Collateral at all times (x) constitutes a “security” within the meaning of and governed by Article 8 of the UCC and (y) is represented by a certificate evidencing such Pledged Collateral, so long as such certificate is delivered to Administrative Agent in accordance with the terms of Section 4 hereof, (ii) none of the Pledged Collateral is dealt in or traded on securities exchanges or in securities markets and (iii) none of the Pledged Collateral constitutes an investment company security;

(g)         Pledgor, for any and all purposes (including, without limitation, for purposes of any Organizational Document of Company), consents to, and waives any and all rights to object to, Administrative Agent, for itself and the benefit of Lenders, exercising, after the occurrence and during the continuance of an Event of Default, any and all remedies set forth herein pursuant to the terms hereof, notwithstanding anything to the contrary in any Organizational Document of Company;

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(h)          Pledgor shall cause Company to maintain (I) proper books of record and account, in which true and correct entries in all material respects in accordance with GAAP shall be made of all financial transactions and matters involving the assets and business of Company and (II) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Company, except (solely in the cause of clause (II)) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(i)           Pledgor shall permit representatives and agents of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records related to the Pledged Collateral, and make copies thereof, and to discuss its affairs, finances and accounts related to the Pledged Collateral with its directors, officers and independent public accountants (provided, that representatives of Pledgor may be present at any such discussion), all at the expense of the Pledgor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice from Administrative Agent to Pledgor; provided, that so long as no Event of Default shall have occurred and be continuing (at which time no limit shall apply), no more than one (1) such inspection or audit shall be conducted in any one year;

(j)           Pledgor shall comply in all material respects with the requirements of all Laws and all Judgments applicable to it or its business or property (including, without limitation, the Investment Company Act), except in such instances in which (I) such requirement of Law or Judgment is being contested in good faith by appropriate proceedings diligently conducted or (II) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;

(k)          [Intentionally Reserved]

(l)           Pledgor shall maintain shareholders’ equity of Pledgor and its Subsidiaries on a consolidated basis (as determined in accordance with GAAP) greater than $1,500,000,000 as of the end of each fiscal quarter during the term of the Loan Agreement; and

(m)         Pledgor shall at all times maintain an asset coverage ratio (as determined in accordance with the Investment Company Act) greater than or equal to 2:00 to 1:00.

7.              Pledgor’s Rights. As long as no Event of Default shall have occurred and be continuing:

(a)          Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not expressly prohibited by the provisions of this Agreement, the Loan Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Administrative Agent in any respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Loan Agreement):

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(i)           the dissolution or liquidation, in whole or in part, of Company;

(ii)          the consolidation or merger of Company with any other Person;

(iii)         the sale, disposition or encumbrance of all or substantially all of the assets of Company, except for Liens in favor of Administrative Agent;

(iv)         any change in the authorized Capital Stock, the stated capital or the authorized share capital of Company or the issuance of any additional Capital Stock;

(v)          any change in the Pledged Collateral’s classification as a “security” within the meaning of and governed by Article 8 of the UCC; or

(vi)         the alteration of the voting rights with respect to the Capital Stock of Company; and

(b)          i) Pledgor shall be entitled, from time to time, to collect and receive for its own use, free of the lien and security interest of this Agreement and the other Loan Documents, all Permitted Distributions paid in respect of the Pledged Shares to the extent not in violation of the Loan Agreement; provided, however, that until actually paid all rights to such Permitted Distributions shall remain subject to the Lien created by this Agreement; and (ii) all dividends and other distributions (other than Permitted Distributions permitted to be paid to Pledgor in accordance with clause (i) above) in respect of any of the Pledged Shares, whenever paid or made, shall be included as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Administrative Agent.

8.              Defaults and Remedies; Proxy.

(a)          Upon the occurrence of an Event of Default and during the continuation of such Event of Default, Administrative Agent (personally or through an agent) is hereby authorized and empowered, in each case subject to applicable law, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all Cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Administrative Agent was the outright owner thereof. Notwithstanding the foregoing, the Administrative Agent shall give the Pledgor two (2) Business Days’ prior written notice of its intention to take any action described in this clause (a) solely in the event the Administrative Agent is taking such action with respect to an Event of Default which does not constitute a Material Event of Default. Any sale shall be made at a public or private sale at Administrative Agent’s place of business, or at any place to be named in the notice of sale, either for Cash or upon credit or for future delivery at such price as Administrative Agent may in its reasonable discretion deem fair, and Administrative Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Administrative Agent reserves the right to reject any and all bids at such sale which, in its reasonable discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Administrative Agent. EFFECTIVE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS ADMINISTRATIVE AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE PAYMENT IN FULL IN CASH OF ALL SECURED OBLIGATIONS (OTHER THAN CONTINGENT AND UN-ASSERTED CLAIMS FOR INDEMNIFICATION OR EXPENSE REIMBURSEMENT). IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS, CALLING SPECIAL MEETINGS AND VOTING AT SUCH MEETINGS). SUCH PROXY AND APPOINTMENT SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), AFTER THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, ADMINISTRATIVE AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

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(b)          If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, Administrative Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after not less than ten (10) days’ prior written notice to Pledgor.

(c)          If, at any time when Administrative Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), Administrative Agent may, in its discretion (subject only to applicable requirements of Law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Administrative Agent may reasonably deem necessary, but subject to applicable law and the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Administrative Agent in its discretion (x) may, in accordance with applicable securities Laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Administrative Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of Law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

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(i)           as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(ii)          as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

(iii)         as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person’s access to financial information about Pledgor and such Person’s intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

(iv)         as to such other matters as Administrative Agent may, in its reasonable discretion, deem necessary in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other Laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities Laws.

(d)          Pledgor recognizes that Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit Company to register such securities for public sale under the Act, or under applicable state securities Laws, even if Pledgor and Company would agree to do so.

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(e)          Pledgor agrees to the maximum extent permitted by applicable Law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption Law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such Laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Administrative Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Administrative Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Administrative Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Administrative Agent’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(f)           Pledgor further agrees that a breach of any of the covenants contained in this Section 8 may cause irreparable injury to Administrative Agent, that Administrative Agent may have no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense (i) that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations or (ii) that no Event of Default shall have occurred and be continuing.

9.              Waiver. No delay on Administrative Agent’s part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Administrative Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Administrative Agent’s right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Administrative Agent’s rights as against Pledgor in any respect.

10.            Assignment. Administrative Agent and/or any Lender may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

11.            Termination. Upon the payment in full in Cash of all Secured Obligations (other than contingent and un-asserted indemnification and expense reimbursement claims), the Liens and security interests Granted hereunder shall automatically terminate without the necessity of further action by any party, and Administrative Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor’s obligations hereunder shall at such time terminate.

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12.            Lien Absolute. All rights of Administrative Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)          any lack of validity or enforceability of the Loan Agreement, any other Loan Document (including the FSEP Guaranty) or any other agreement or instrument governing or evidencing any Secured Obligations, except in each case as the result of the termination of any such agreement in accordance with its terms;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations, in each case effected in accordance with the terms thereof;

(c)          any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty (including the Guaranty of Pledgor under the FSEP Guaranty) effected in accordance with the terms thereof, for all or any of the Secured Obligations;

(d)          the insolvency of Pledgor, any Loan Party or the Servicer; or

(e)         any other circumstance (other than termination of the liens and security interests and the termination of Pledgor’s obligations hereunder pursuant to Section 10 hereof) which might otherwise constitute a defense available to, or a discharge of, Pledgor.

13.            Certain Consents and Waivers.

(a)          Pledgor consents and agrees that Administrative Agent may at any time, or from time to time, in its discretion and in accordance with the terms of the Loan Agreement, renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations.

(b)         Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Administrative Agent’s part shall in any event affect or impair this Agreement.

14.            Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor, Company, any other Loan Party or the Servicer for liquidation or reorganization, should Pledgor, Company, any other Loan Party or the Servicer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s, Company’s, any other Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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15.            Miscellaneous.

(a)          Administrative Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder (it being understood that the obligations of the Pledgor or any Loan Party to pay or reimburse expenses of counsel shall be subject to Section 12.04 of the Loan Agreement).

(b)          Pledgor agrees to promptly reimburse Administrative Agent for actual out-of-pocket expenses, including, without limitation, all Attorney Costs incurred by Administrative Agent in connection with the administration and enforcement of this Agreement.

(c)          Neither Administrative Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)          THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, ADMINISTRATIVE AGENT AND ITS SUCCESSORS AND PERMITTED ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF ADMINISTRATIVE AGENT AND PLEDGOR.

16.            Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future Law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

17.            Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

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(a)	If to Administrative Agent, at:

Fortress Credit Co LLC
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention: Constantine M. Dakolias
Facsimile: 212-798-6090

With copies to:

Fortress Credit Co LLC
3290 Northside Parkway NW, Suite 350
Atlanta, Georgia 30327
Facsimile: 678-550-9105

and

Hunton & Williams LLP
600 Peachtree Street, N.E.
Suite 4100, Bank of America Plaza
Atlanta, Georgia 30308
Attention: Greta T. Griffith
Telecopier:

If to Pledgor, at:

FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: [________________]
Telecopier:

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. All notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) the actual receipt thereof by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

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18.            Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

19.            Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

20.            Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Administrative Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Loan Agreement.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGOR:

FS ENERGY AND POWER FUND

By:	/s/ Stephen S. Sypherd
Name:	Stephen S. Sypherd
Title:	Vice President, Treasurer and Secretary

ADMINISTRATIVE AGENT:

FORTRESS CREDIT CO LLC

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President